Exhibit 10.2

ADDENDUM TO PROMISSORY NOTE

THIS ADDENDUM TO PROMISSORY NOTE ("Addendum") Is hereby made a part of the Promissory Note dated June 4, 2009 from CUISINE SOLUTIONS,INC. ("Borrower") payable to the order of Branch Banking and Trust Company ("Bank") in the principal amount of $7,500,000.00 (including all renewals, extensions, modifications and substitutions therefore, the "Note").

I.

DEFINITIONS

1.1

Adjusted LlBOR Rate means a rate of interest per annum equal to the sum obtained (rounded upwards, if  necessary, to the next higher l/100th of 1.0%) by adding (i) the One Month LlBOR plus (ii) 2.250% per annum, which shall be adjusted monthly on the first day of each month for each LlBOR Interest Period. If the first day of any month falls on a date when the Bank is closed, the Adjusted LlBOR Rate shall be determined as of the last preceding business day. The Adjusted LlBOR Rate shall be adjusted for any change in the LlBOR Reserve Percentage so that Bank shall receive the same yield. If checked here ☒ the interest rate will not exceed a(n) ☒ fixed ☐ average maximum rate of 7.50% and will not decrease below a minimum rate of 3.750%. If an average maximum rate is specified, a determination of the average interest rate assessed and a reimbursement by Bank of interest paid in excess of the maximum rate, if any, will be made on ____________ .If the loan has been repaid prior to this date, no reimbursement will be made.

1.2

One Month LlBOR means the average rate (rounded upwards, if necessary, to the next higher 1/lOOth of 1.0%) quoted on Bloomberg Screen BBAMI or Page 3750 (or such replacement page) of the Telerate Service on the determination date for deposits in U.S. Dollars offered in the London interbank market for one month, or if the above method for determining the One Month LlBOR shall not be available, the rate quoted in The Wall Street Journal, or a rate determined by a substitute method of determination agreed on by Borrower and Bank; provided, if such agreement is not reached within a reasonable period of time (in Bank's sole judgment), a rate reasonably determined by Bank in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Bank) in the London interbank market for US. Dollar deposits.

1.3

LlBOR Advance means the advances made by Bank to Borrower evidenced by this Note upon which the Adjusted LlBOR Rate of interest shall apply.

1.4

LlBOR lnterest Period means a period of one calendar month as may be elected by the Borrower applicable to any LlBOR Advance which shall begin on first day of any month notwithstanding the maturity date of this Note; provided, however, that a LlBOR lnterest Period may be less than one calendar month in and only in the calendar month in which the Note originates or matures.

1.5

LlBOR Reserve Percentage means the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London interbank market. Without limiting the effect of the foregoing, the LlBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (i) any category of liability which includes deposits by reference to which the Adjusted LlBOR Rate is to be determined or (ii) any category of extensions of credit or other assets related to LIBOR.

1.6

Standard Rate means, for any day, a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1.0%) equal to the Bank's announced Prime Rate minus ________% per annum, and each change in the Standard Rate shall be effective on the date any change in the Prime Rate is publicly announced as being effective.

II. LOAN BEARING ADJUSTED LlBOR RATE

2.1 &@cation of AdjuW LlBOR Rah The Adjusted LlBOR Rate shall apply to the entire principal balance outstanding of a LlBOR Advance for any LlBOR lnterest Period.

2.2 Ad&&d LlBOR Based Rate Protect-

(a) jn&ilitv to Determine In the event that Bank shall have determined, which determination shall be final, conclusive and binding, that by reason of circumstances occurring after the date of this Note affecting the London interbank market, adequate and fair means do not exist for ascertaining the One Month LlBOR on the basis provided for in this Note, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination, whereupon (i) no LlBOR Advance shall be made until Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any request by Borrower for a LlBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

(b)

Illegality; Impracticability. In the event that Bank shall determine, which determination shall be final, conclusive and binding, that the making, maintaining or continuance of any portion of a LlBOR Advance (i) has become unlawful as a result of compliance by Bank with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any of the same not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause Bank material hardship, as a result of contingencies occurring after the date of this Note materially and adversely affect the London interbank market or Bank's ability to make LIBOR Advances generally, then, and in any such event, Bank shall give notice (by telephone confirmed in writing or by telecopy) to Borrower of such determination. Thereafter, (x) the obligation of Bank to make any LlBOR Advances or to convert any portion of the loan to a LlBOR Advance shall be suspended until such notice shall be withdrawn by Bank, and (y) any request by Borrower for a LlBOR Advance shall be deemed to be a request for an advance at the Standard Rate.

If Borrower is a Corporation:

WITNESS:	CUISINE SOLUTIONS, INC.
NAME OF CORPORATION

	By:	/s/ STANISLAS VILGRAIN	(SEAL)
STANISLAS VILGRAIN
	Title:	President

	By:	/s/ RONALD ZILKOWSKI	(SEAL)
RONALD ZILKOWSKI
	Title:	Treasurer

If Borrower is a Partnership, Limited Liability Company, Limited Liability Partnership,

or Limlted Liabiiity Limited Partnership:

WITNESS:
NAME OF PARTNERSHIP, LLC, LLP, OR LLLP

	By:	(SEAL)

Title:

	By:	(SEAL)

Title:

	By:	(SEAL)

Title:

If Borrower is an Individual:

WITNESS:
(SEAL)

Additional Co-makers:

WITNESS:
(SEAL)
(SEAL)
(SEAL)
(SEAL)